UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  ------------

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):
                                  May 16, 2007


                        Concurrent Computer Corporation
                        -------------------------------
             (Exact Name of Registrant as Specified in its Charter)


         Delaware                  0-13150                  04-2735766
         --------                  -------                  ----------
     (State or Other             (Commission              (IRS Employer
      Jurisdiction               File Number)         Identification Number)
    of Incorporation)

       4375 River Green Parkway, Suite 100, Duluth, Georgia       30096
       ----------------------------------------------------       -----
            (Address of Principal Executive Offices)            (Zip Code)

      Registrant's telephone number, including area code:  (678) 258-4000
                                                           --------------

                                 Not applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

     On May 16, 2007, Concurrent Computer Corporation (the "Company") issued a press release announcing that it has entered into definitive agreements with a group of accredited investors to sell in a private placement 11,200,000 shares of its common stock and warrants to issue up to approximately 2,800,000 shares of its common stock. Gross proceeds to the Company from the sale of the shares of common stock and warrants are expected to be $14 million. A copy of the press release is attached hereto as exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

     (d)  Exhibits

          99.1 Press release dated May 16, 2007, "Concurrent raises $14 million through a private placement."

                                   Signatures
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          CONCURRENT COMPUTER CORPORATION


Date:  May  16,  2007               By:   /s/Emory O. Berry
                                         ------------------------------------
                                             Emory O. Berry
                                             Chief Financial Officer